Exhibit 5.1

                         ELLENOFF GROSSMAN & SCHOLE LLP
                                ATTORNEYS AT LAW
                              370 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
               TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
                                 www.egsllp.com

                                November 1, 2007

Velocity Asset Management, Inc.
1800 Route 34 North
Building 4, Suite 404A
Wall, NJ 07719

      Re: POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2 ON FORM S-3

Gentlemen:

      We are familiar with the Post-Effective Amendment No.1 to the Registration Statement on Form SB-2 Commission File No. 333-130056 and 333-134132) on Form S-3 (the "Registration Statement") to which this opinion is an exhibit, which Registration Statement is being filed by Velocity Asset Management, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, providing for the registration of the sale of the following securities (collectively, sometimes referred to as the "Securities") of the Company:

      (i) 5,520,000 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), issuable upon conversion of the Series A Preferred Stock;

      (ii) up to 120,000 shares of Series A Preferred Stock (the "Underwriter Shares") issuable upon exercise of the certain warrants (the " Underwriter Warrants"); and

      (iii) 480,000 shares of Common Stock issuable upon exercise of the Underwriter Shares.

In arriving at the opinion expressed below, we have examined and relied on the following documents:

      (1) the Certificate of Incorporation and By-laws of the Company, each as amended as of the date hereof;

      (2) the Underwriter Warrants; and

      (3) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

      In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

      Based upon and subject to the foregoing, it is our opinion that: (i) the Company has taken all necessary corporate action required to authorize the issuance of the Securities; and (ii) that upon receipt of the warrant exercise price in accordance with the terms of the Underwriter Warrants, and when certificates for the same have been duly executed and countersigned and delivered, the Underwriter Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ ELLENOFF GROSSMAN & SCHOLE LLP
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                                       ELLENOFF GROSSMAN & SCHOLE LLP